Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-256269) on Form S-8 of our report dated March 25, 2022, with respect to the financial statements of Vera Therapeutics, Inc.

/s/ KPMG, LLP

San Francisco, California

March 25, 2022